Exhibit 4.3
AMENDED SECURITY AGREEMENT
     This AMENDED SECURITY AGREEMENT (this “Security Agreement”), is entered into as of July 27, 2009 by and among (i) CAPITALSOURCE INC., a Delaware corporation (“Initial Borrower”), (ii) the direct and indirect Subsidiaries of the Initial Borrower listed on Part A of Schedule 1 attached hereto and any other Subsidiary of the Initial Borrower that becomes a guarantor under the Credit Agreement referred to below (collectively, the “Guarantors” and such parties, together with Initial Borrower, collectively the “Obligors” and each individually as an “Obligor”) and (iii) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Collateral Agent under the Intercreditor Agreement referred to below (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).
RECITALS
     WHEREAS, certain Obligors are party to that certain Credit Agreement dated as of March 14, 2006 (as amended, modified, extended, renewed, restated, replaced or Refinanced (as defined in the Intercreditor Agreement) from time to time, the “Credit Agreement”), among certain Obligors, other Credit Parties (as defined therein), the several banks and other financial institutions as may from time to time become parties thereto (the “Lenders”) and Wachovia Bank, National Association, as the Administrative Agent (the “Administrative Agent”);
     WHEREAS, the Guarantors other than the Initial Borrower and CapitalSource International Inc. (“CS International”) have, pursuant to the Credit Agreement, unconditionally guaranteed the Credit Agreement Obligations (as defined below);
     WHEREAS, the Initial Borrower and CS International (the “CSF Guarantors”) have, pursuant to that certain Guaranty Agreement, dated as of December 20, 2006 (the “CSF Guaranty”), among the CSF Guarantors and the Administrative Agent, unconditionally guaranteed the Guaranteed Obligations (as defined in the CSF Guaranty);
     WHEREAS, the Obligors have, pursuant to that certain Security Agreement, dated as of December 23, 2008, as amended on July 10, 2009 and as supplemented through the date hereof (“Original Security Agreement”), by the Obligors in favor of the Administrative Agent for the ratable benefit of the Lenders, granted to the Administrative Agent a security interest in the Collateral (as defined below);
     WHEREAS, the Initial Borrower has issued its 12.75% First Priority Senior Secured Notes due 2014 in an initial aggregate principal amount of $300,000,000 pursuant to an Indenture dated as of July 27, 2009 (as the same may be amended, supplemented, extended, renewed, restated, replaced or Refinanced from time to time, the “Indenture”) which provides for the issuance of up to $300,000,000 of First Priority Senior Secured Notes (all notes issued from time to time pursuant to the Indenture, as the same may be amended, supplemented, modified, extended, renewed, restated, replaced or refinanced from time to time, the “Senior Secured Notes”) and in connection with such issuance, certain Obligors listed on Part B of Schedule 1 (as the same may be amended, substituted or replaced from time to time) (each a “SN Note Obligor”) have issued and/or may issue to the Initial Borrower a promissory note (each such note issued from time to time, as the same may be amended, supplemented or otherwise modified from time to time, a “SN Intercompany Note”) in a principal amount of up to $300,000,000 that is secured by such SN Note Obligor’s Specified Collateral (as defined below);
     WHEREAS, all SN Intercompany Notes, upon issuance, are to be pledged, and all of the Initial Borrower’s rights, title and interest in (i) this Security Agreement, (ii) an Amended Pledge Agreement dated as of July 27, 2009 among the Initial Borrower, other Obligors listed therein, the Collateral Agent, the servicer party thereto and the collateral custodian party thereto (as the same may be amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), and (iii) certain other collateral documents shall be collaterally assigned, pursuant to a Pledge and Collateral Assignment Agreement dated as of July 27, 2009 between the Initial Borrower and the Trustee under the Indenture (the “Note Trustee”) (as the same may be amended, supplemented or otherwise modified from time to time, the “Pledge and Assignment”), by the Initial Borrower to the Note Trustee as security for the Initial Borrower’s obligations in respect of the Senior Secured Notes;
     WHEREAS, the Obligors have entered into that certain Amendment No. 8 to Credit Agreement, dated as of July 10, 2009 (“Amendment No. 8”), pursuant to which the Administrative Agent and the Lenders have agreed to permit the issuance of certain Senior Secured Notes;
     WHEREAS, the Collateral Agent, the Administrative Agent, as Authorized Representative (as defined in the Intercreditor Agreement) under the Credit Agreement, and the Note Trustee, as Authorized Representative under the Indenture, have entered into an Intercreditor Agreement dated as of July 27, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), consented to by each Obligor, that provides that the Credit Agreement Secured Parties (as defined below) and the Notes Secured Parties (as defined below) (other than the Initial Borrower), during the continuation of an Event of Default, will share with each other any proceeds realized by them in excess of their pro rata share (as described in the Intercreditor Agreement) of any of the Shared Collateral (as defined therein);
     WHEREAS, each Obligor acknowledges that it has and will continue to derive substantial direct and indirect benefit from the Extensions of Credit under the Credit Agreement and will derive substantial direct and indirect benefit from the issuance of the Senior Secured Notes; and
     WHEREAS, in connection with the transactions and agreements contained in and contemplated by Amendment No. 8, the Intercreditor Agreement, and the issuance of the Senior Secured Notes, the Obligors and the Administrative Agent have agreed to amend the terms and provisions of the Original Security Agreement to be in favor of the Collateral Agent for the ratable benefit of the Secured Parties (as defined below) to (i) in the case of the Obligors other than CS International, secure the payment and performance of all of the Credit Agreement Obligations, (ii) in the case of CS International, secure the payment and performance of the Guaranteed Obligations, (iii) in the case of the Obligors (other than any SN Note Obligor), secure the payment and performance of all of the Note Obligations, and (iv) in the case of the SN Note Obligors, secure the payment and performance of all of the SN Intercompany Notes Obligations.
     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend the Original Security Agreement to read as follows:
     1. Definitions.
     (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Intercreditor Agreement, and to the extent not defined therein, the Credit Agreement, and the following terms which are defined in the UCC are used herein as so defined: Accessions, Accounts, As-Extracted Collateral, Chattel Paper, Commercial Tort Claims, Consumer Goods, Control, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Manufactured Homes, Proceeds, Securities Account, Securities Intermediary, Security Entitlement, Software, Supporting Obligations and Tangible Chattel Paper.

     (b) In addition, the following terms shall have the following meanings:
     “Administrative Agent” shall have the meaning set forth in the recitals.
     “Amendment No. 8” shall have the meaning set forth in the recitals.
     “Assigned Agreements” shall have the meaning set forth in Section 3.
     “Collateral” shall have the meaning set forth in Section 3.
     “Collateral Agent” shall have the meaning set forth in the preamble.
     “Collateral Agent Resignation Event” shall mean the occurrence of each of the following: (i) the Administrative Agent shall have resigned or been removed as Collateral Agent pursuant to Section 4.06 of the Intercreditor Agreement and (ii) the Credit Agreement Obligations have been paid in full and the Commitments under the Credit Agreement have been terminated without being Refinanced.
     “Control Agreements” mean collectively, the Deposit Account Control Agreements and the Securities Account Control Agreements.
     “Copyrights” means any and all copyrights and copyright registrations, including, (i) the copyright registrations and recordings thereof and all applications in connection therewith, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of each Obligor’s rights corresponding thereto throughout the world.
     “Credit Agreement” shall have the meaning set forth in the recitals.
     “Credit Agreement Obligations” means all debts, liabilities and obligations for monetary amounts (including, but not limited to, all Credit Party Obligations), owing by any Obligor to the Lenders and the Administrative Agent whenever arising, or any of their assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any Obligor regarding such amounts, of any kind or nature, present or future, arising under or in respect of any Credit Document, whether or not evidenced by any separate note, agreement or other instrument. The term Credit Agreement Obligations includes, without limitation, all interest (including interest that accrues after the commencement against any Obligor of any action under the Bankruptcy Code), prepayment penalties or premiums, liquidated damages, fees, expenses, costs, indemnities, or other sums (including reasonable attorney costs) chargeable to an Obligor under the Credit Documents. Subject to compliance with Section 31 hereof, for purposes of this definition “Credit Agreement Obligations” shall also include any Refinanced Credit Agreement Obligations.
     “Credit Agreement Secured Parties” means the Lenders (including the Swingline Lender and the Issuing Lender) and the Administrative Agent.
     “CS International” shall have the meaning set forth in the recitals.
     “Deposit Account” shall have the meaning assigned to such term in Section 9-102 of the UCC.
     “Deposit Account Control Agreement” shall mean an agreement reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account.

     “Directing Holder” shall have the meaning set forth in Section 32(c).
     “Event of Default” shall have the meaning set forth in Section 10.
     “Excluded Collateral” means the following: (a) Capital Stock of the Initial Borrower held as treasury stock; (b) any lease, license, permit, contract or agreement or any property or assets subject to any lease, license, permit, contract or agreement, if and for so long as a grant of a Lien thereon under the Secured Credit Documents shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Obligor or Subsidiary therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, permit or agreement (other than (x) to the extent that there would be no abandonment, invalidation, unenforceability, breach or termination with the consent of, or by the taking of any action solely by, any Obligor or any of their respective Affiliates that does not involve obtaining the consent or approval of any third party or (y) to the extent that any such term would be rendered ineffective pursuant to the UCC (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC) of any relevant jurisdiction or other Applicable Law including Insolvency Law (at such time as it may be applicable), or principles of equity), provided that such lease, license, contract, permit or agreement was not entered into in violation of the restrictions set forth in Section 5.36 of the Credit Agreement or Section 4.08 of the Indenture; (c) any fixed or capital asset in which any Obligor has an interest that is subject to a Permitted Lien (as defined in clause (vii) of the definition of “Permitted Lien” in the Credit Agreement) and so long as the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person (other than the Initial Borrower and its Affiliates) as a condition to the creation of any other Lien on such asset; and (d) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, the term “Excluded Collateral” shall not include any proceeds, products, substitutions or replacements of Excluded Collateral (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Collateral).
     “Guarantor” shall have the meaning set forth in the preamble.
     “Indemnified Party” shall have the meaning set forth in Section 11.
     “Indenture” shall have the meaning set forth in the recitals.
     “Indenture Documents” means the Indenture, the Senior Secured Notes and the Guarantees (as defined in the Indenture) endorsed thereon, the Registration Rights Agreement (as defined in the Indenture), the Security Agreement, the Pledge Agreement and the Pledge and Assignment (including any documents with respect to a Refinancing of such indebtedness).
     “Initial Borrower” shall have the meaning set forth in the preamble.
     “Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, Software, trade secrets and other intellectual property rights in all jurisdictions, whether registered or not registered.
     “Intercreditor Agreement” shall have the meaning set forth in the recitals.
     “Lenders” shall have the meaning set forth in the recitals.
     “Licenses” means rights under or interests in any Patent, Trademark, Copyright or other Intellectual Property, including software license agreements with any other party, whether the applicable

Obligor is a licensee or licensor under any such license agreement and the right to use the foregoing in connection with the enforcement of the Secured Parties’ rights under the Secured Credit Documents.
     “Note Obligations” means all debts, liabilities and obligations for monetary amounts owing by any Obligor (other than any SN Note Obligor) to the Holders and the Note Trustee, whenever arising, or any of their assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any Obligor (other than any SN Note Obligor) regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of the Indenture, the Senior Secured Notes or any other Indenture Document (other than the Pledge and Assignment), whether or not evidenced by any separate note, agreement or other instrument. The term Note Obligations includes, without limitation, all interest (including interest that accrues after the commencement against any Obligor of any action under the Bankruptcy Code), prepayment penalties or premiums, make whole amounts, liquidated damages, fees, expenses, costs, indemnities, or other sums (including reasonable attorney costs) chargeable to an Obligor (other than any SN Note Obligor) under the Indenture, the Senior Secured Notes or any of the other Indenture Documents (other than the Pledge and Assignment). Subject to compliance with Section 31 hereof, for purposes of this definition “Note Obligations” shall also include any Refinanced Note Obligations.
     “Note Trustee” shall have the meaning set forth in the recitals.
     “Notes Secured Parties” means and includes (i) solely with respect to any SN Intercompany Notes Obligations, the Initial Borrower, and (ii) solely with respect to any Note Obligations owed by the Initial Borrower or CapitalSource Finance LLC, the Note Trustee for the benefit of the Holders; provided that the Note Secured Parties shall only include the Initial Borrower if the subordination provisions contained in Sections 5.13 and 5.14 of the Intercreditor Agreement are at all times in full force and effect with respect to the Initial Borrower acting on its own behalf; provided, further, that in no event shall the immediately preceding proviso have the effect of excluding the Initial Borrower as a Notes Secured Party with respect to (x) actions taken by the Note Trustee or any Holders pursuant to the Indenture, the Senior Secured Notes or the Pledge and Assignment in connection with Section 5.15 of the Intercreditor Agreement or (y) the creation of a security interest hereunder in each SN Note Obligor’s Specified Collateral.
     “Obligor” or “Obligors” shall have the meaning set forth in the preamble.
     “Patents” means patents and patent applications, including, (i) all reissues, reexaminations, divisionals, continuations, continuations-in-part, substitutions, extensions, or renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of each Obligor’s rights corresponding thereto throughout the world.
     “Permitted Liens” shall have the meaning specified in the Credit Agreement and, if the Credit Agreement is no longer in effect, the Indenture.
     “Pledge Agreement” shall have the meaning set forth in the recitals.
     “Pledge and Assignment” shall have the meaning set forth in the recitals.
     “Requisite Holders” means (i) with respect to the Credit Agreement Obligations, the Required Lenders or such other group of Lenders as may from time to time be required under the Credit Agreement and (ii) with respect to the Note Obligations and the SN Intercompany Note Obligations, the Holders of at least 66 2/3% in aggregate principal amount of Senior Secured Notes then outstanding or such other group of Holders as may from time to time be required under the Indenture.
     “Secured Obligations” shall have the meaning set forth in Section 2.
     “Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Notes Secured Parties (including, without limitation, each Directing Holder).
     “Securities Account” shall have the meaning assigned to such term in Section 8-501 of the UCC.
     “Securities Account Control Agreement” means a control agreement in a form reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Securities Account.
     “Security Agreement” shall have the meaning set forth in the preamble.
     “Senior Secured Notes” shall have the meaning set forth in the recitals.
     “SN Intercompany Note” shall have the meaning set forth in the recitals.
     “SN Intercompany Notes Obligations” means all obligations and indebtedness (including, but not limited to, all expenses and charges, legal and otherwise, incurred by any holder of any SN Intercompany Note (other than the Initial Borrower) or the Note Trustee in collecting or enforcing any of the SN Intercompany Notes Obligations or in realizing on or protecting any security therefor, including, without limitation, the security granted hereunder, pursuant to Section 13 of each SN Intercompany Note, and all indemnities, fees and interest thereon) of each SN Note Obligor, whether now existing or hereafter incurred under, arising out of or in connection with the SN Intercompany Note or Notes issued by such SN Note Obligor and the due performance and compliance by such SN Note Obligor with all the terms, conditions and agreements contained in the SN Intercompany Note or Notes issued by such SN Note Obligor, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, whether now existing or hereafter incurred.
     “SN Note Obligor” shall have the meaning set forth in the recitals.
     “Software” means “software” as such term is defined in Section 9-102(a)(75) of the UCC.
     “Specified Collateral” of any SN Note Obligor, means the Collateral owned by such SN Note Obligor.
     “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, and domain names, including (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Obligor’s business symbolized by the foregoing or connected therewith, and (v) all of each Obligor’s rights corresponding thereto throughout the world.
     “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     2. Security for Obligations.
     This Security Agreement is made by each Obligor for the benefit of the respective Secured Parties to secure:
     (a) the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Credit Agreement Obligations, owing by each Obligor (other than CS International);
     (b) the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Guaranteed Obligations, owing by CS International;
     (c) the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Note Obligations, owing by each Obligor (other than any SN Note Obligor);
     (d) the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the SN Intercompany Notes Obligations, owing by each SN Note Obligor;
     (e) any and all amounts, advances, liabilities and obligations owing by any Obligor (other than the SN Note Obligors with respect to the Note Obligations, but without limiting such amounts, advances, liabilities and obligations owing by any SN Note Obligor with respect to the SN Intercompany Notes Obligations) or otherwise to the Collateral Agent whenever arising, including, without limitation (i) any and all costs, expenses, fees, indemnities and other sums chargeable to any Obligor pursuant to any Secured Credit Document, (ii) in collecting or enforcing any of the Credit Agreement Obligations, Guaranteed Obligations or Note Obligations, (iii) in realizing on or protecting or preserving any security therefor, or (iv) for taking any action under or otherwise in connection with any Secured Credit Document, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent or joint and several, whether now existing or hereafter incurred;
     (f) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (a) through (e) above, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with attorneys’ fees and court costs; and
     (g) all amounts paid by the Collateral Agent or any Secured Party as to which the Collateral Agent or such Secured Party has the right to reimbursement under Section 11(b) of this Security Agreement, all such obligations, liabilities, sums and expenses set forth in clauses (a) through (g) of this Section 2 being hereinafter collectively called the “Secured Obligations”.

     3. Grant of Security Interest in the Collateral.
     (a) To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations owing by each Obligor, each Obligor hereby grants to the Collateral Agent, for the ratable benefit of the respective Secured Parties, a continuing security interest in any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):
     (i) all Accounts;
     (ii) all cash and Cash Equivalents;
     (iii) all Chattel Paper (including Electronic Chattel Paper);
     (iv) those certain Commercial Tort Claims of such Obligor set forth on Schedule 3(a)(iv) attached hereto (as such Schedule may be updated from time to time by such Obligor);
     (v) all Copyrights;
     (vi) all Deposit Accounts;
     (vii) all Documents;
     (viii) all Equipment;
     (ix) all Fixtures;
     (x) all General Intangibles;
     (xi) all Goods;
     (xii) all Instruments;
     (xiii) all Inventory;
     (xiv) all Investment Property;
     (xv) all Letter-of-Credit Rights;
     (xvi) all Licenses;
     (xvii) all Material Contracts and all such other agreements, contracts, leases, licenses, tax sharing agreements or hedging arrangements now or hereafter entered into by an Obligor, as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”), including without limitation, (A) all rights of an Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of an Obligor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) claims of an Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (D) the right of an Obligor to terminate the Assigned

Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;
     (xviii) all Payment Intangibles;
     (xix) all Patents;
     (xx) all Securities Accounts;
     (xxi) all Trademarks;
     (xxii) all Software;
     (xxiii) all Supporting Obligations;
     (xxiv) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;
     (xxv) all other personal property of any kind or type whatsoever owned by such Obligor; and
     (xxvi) to the extent not otherwise included, all Accessions, Proceeds and products of any and all of the foregoing.
     (b) The Obligors and the Collateral Agent, on behalf of the respective Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral is not to be construed as a present assignment of any Intellectual Property.
     (c) Notwithstanding anything to the contrary contained in clause (a) above, the security interest created by this Security Agreement shall not extend to and the term “Collateral” shall not include (i) any Excluded Collateral, (ii) any Pledged Collateral (as defined in the Pledge Agreement) in which the Collateral Agent has been granted a perfected security interest pursuant to the Pledge Agreement, (iii) any SN Intercompany Notes and, to the extent not otherwise constituting Shared Collateral, any proceeds, products, substitutions or replacements thereof or (iv) any right, title or interest of the Initial Borrower, solely in its capacity as a Secured Party, in or to any agreement that grants security to the Initial Borrower in the Specified Collateral and which agreement is collaterally assigned by the Initial Borrower to the Note Trustee pursuant to the Pledge and Assignment as in effect on the date hereof.
     (d) (i) Notwithstanding anything herein or in any other Credit Document to the contrary, the maximum liability under this Security Agreement and under the other Credit Documents of each Obligor shall not exceed an amount equal to the largest amount that would not render such Obligor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any equivalent provision of the law of any state and (ii) notwithstanding anything herein or in any other Indenture Document to the contrary, the maximum liability under this Security Agreement and under the other Indenture Documents of each Obligor shall not exceed an amount equal to the largest amount that would not render such Obligor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any equivalent provision of the law of any state.

     4. Provisions Relating to Accounts, Contracts and Agreements.
     (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of its Accounts, contracts and agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such contract or agreement. Neither the Collateral Agent nor any Secured Party (other than the Initial Borrower) shall have any obligation or liability under any Account (or any agreement giving rise thereto), contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party (other than the Initial Borrower) of any payment relating to such Account, contract or agreement pursuant hereto, nor shall the Collateral Agent or any Secured Party (other than the Initial Borrower) be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     (b) The Collateral Agent hereby authorizes the Obligors to collect the Accounts; provided, that the Collateral Agent may curtail or terminate such authority at any time after the occurrence and during the continuation of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuation of an Event of Default, any payments of Accounts, when collected by the Obligors (i) shall be forthwith (and in any event within two (2) Business Days) deposited by the Obligors in a collateral account in which the Collateral Agent maintains Control, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 12 hereof, and (ii) until so turned over, shall be held by the Obligors in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Obligors.
     (c) At any time and from time to time, subject to the limitations set forth in this clause (c) and Section 5.5 of the Credit Agreement, the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. Upon the Collateral Agent’s request following the occurrence and during the continuation of an Event of Default and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Following the occurrence and during the continuation of an Event of Default, the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.
     5. Representations and Warranties. Each Obligor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that so long as any of the Secured Obligations (other than unasserted contingent indemnity obligations that survive termination of the Secured Credit Documents pursuant to the stated terms thereof) or any Senior Secured Notes remain outstanding, any Secured Credit Document is in effect and until all Commitments under the Credit Agreement shall have been terminated:
     (a) Chief Executive Office; Books & Records; Legal Name; State of Formation. As of the date hereof, each Obligor’s chief executive office and chief place of business are (and for the prior twelve (12) months has been) located at the locations set forth on Schedule 5(a), and as of the date hereof, each Obligor keeps its books and records at such locations. As of the date hereof, each Obligor’s exact legal name is as shown in this Security Agreement and its state of incorporation or organization is (and for the prior twelve (12) months has been) the location set forth on Schedule 5(a). Except for the changes described on Schedule 5(a), no Obligor has in the twelve (12) months preceding date hereof changed its name, been party to a merger or consolidation.
     (b) Intentionally Omitted.
     (c) Intentionally Omitted.
     (d) Ownership. Each Obligor is the legal and beneficial owner of its Collateral.
     (e) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the respective Secured Parties, in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid first priority, perfected security interest in such Collateral, to the extent such security interest can be perfected by filing a financing statement under the UCC of the jurisdiction of organization of such Obligor, free and clear of all Liens except for Permitted Liens.
     (f) Consents. Except for (i) the filing or recording of UCC financing statements and/or (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office and applicable foreign intellectual property offices, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required (A) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Obligor or (B) for the perfection of such security interest.
     (g) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber (as such term is used in the UCC).
     (h) Intentionally Omitted.
     (i) Intentionally Omitted.
     (j) Intentionally Omitted.
     (k) Intentionally Omitted.
     (l) Intentionally Omitted.
     (m) Intentionally Omitted.
     (n) Intentionally Omitted.
     (o) Binding Obligation; Perfection. This Security Agreement constitutes a valid and binding obligation of the Obligors enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

     (p) Intentionally Omitted.
     6. Covenants. Each Obligor covenants that, so long as any of the Secured Obligations (other than unasserted contingent indemnity obligations that survive termination of the Secured Credit Documents pursuant to the stated terms thereof) or any Senior Secured Notes remain outstanding, any Secured Credit Document is in effect and until all Commitments under the Credit Agreement shall have been terminated, such Obligor shall:
     (a) Perfection of Security Interest by Filing, Etc. Execute and deliver to the Collateral Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder are perfected, including (A) such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate state(s) or province(s), (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Schedule 6(a)-1 attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 6(a)-2 attached hereto, (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 6(a)-3 attached hereto and (E) with regard to non-U.S. Intellectual Property, such recordation and other filings deemed necessary or desirable by the Collateral Agent, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder, provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the perfection obligations of the Obligors pursuant to this Security Agreement shall be limited to such actions as are necessary or desirable to perfect security interests by the filing of a financing statement in the jurisdiction of each Obligor’s location (as defined in §9-307 of the UCC). Each Obligor hereby authorizes the Collateral Agent (at such Obligor’s expense) to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Collateral as “all personal property” or “all assets” of such Obligor or that describes the Collateral in some other manner as the Collateral Agent deems necessary or advisable.
     (b) Intentionally Omitted.
     (c) Perfection of Security Interest Through Control. If any Collateral shall consist of Deposit Accounts or Securities Accounts, execute and deliver (and, with respect to any Collateral consisting of a Securities Account, cause the Securities Intermediary to execute and deliver) to the Collateral Agent all Control Agreements, assignments, instruments or other documents as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent for the purposes of obtaining and maintaining Control of such Collateral; provided that the following Obligors shall promptly deliver (and in any event not later than 45 days after the date hereof) duly executed amended control agreements with the applicable Securities Intermediary with respect to the Securities Accounts owned by CapitalSource Finance LLC and CSE Mortgage LLC; provided, further, however, that the Collateral Agent agrees to not deliver any notice of exclusive control or take any other similar action until an Event of Default has occurred and is continuing; provided, further, that upon the occurrence of a Collateral Agent Resignation Event, the applicable Obligor shall use commercially reasonable efforts to (y) assign any Control

Agreement existing on the date of the Collateral Agent Resignation Event to the replacement Collateral Agent or replace any such Control Agreement and (z) with respect to any Deposit Account or Securities Account established on or after the Collateral Agent Resignation Event, enter into a Control Agreement with respect thereto. Notwithstanding anything to the contrary contained herein, Control Agreements shall not be required for (i) Deposit Accounts used solely and exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of employees and, to the extent consistent with past practice and in the ordinary course of business, contractors of the Initial Borrower and its Subsidiaries, (ii) the proceeds in any deposit account that have been pledged to a Financing Agent (as defined in the Lockbox Agreement) pursuant to the Lockbox Agreement or (iii) any immaterial Deposit Accounts; provided, that the aggregate balance in (A) all Deposit Accounts and Securities Accounts of the Obligors not subject to a Control Agreement and (B) all unrestricted cash in accounts of Subsidiaries that are not Obligors shall at all times be less than $10,000,000 plus any amounts that are inadvertently or mistakenly deposited in, or transferred to, any such accounts by a third Person and which are promptly (and, in any event, within three Business Days) deposited or transferred to a Deposit Account or a Securities Account subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable.
     (d) Other Liens. Keep the Collateral free from all Liens, except for Permitted Liens. Neither the Collateral Agent nor any Secured Party authorizes any Obligor to, and no Obligor shall, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement and the Indenture.
     (e) Preservation of Collateral. Except as could not reasonably be expected to have a Material Adverse Effect, keep the Collateral in good order, condition and repair in all material respects, ordinary wear and tear and casualty events excepted; not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any requirement of Applicable Law.
     (f) Changes in Structure or Location. Not, without providing ten (10) Business Days (or such shorter period as the Collateral Agent may approve) prior written notice to the Collateral Agent and without filing (or confirming that the Collateral Agent has filed) such financing statements and amendments to any previously filed financing statements as the Collateral Agent may require, (i) change its state of incorporation or organization or (ii) change its registered legal name.
     (g) Intentionally Omitted.
     (h) Intentionally Omitted.
     (i) Treatment of Accounts. Maintain at its principal place of business a record of Accounts consistent with customary business practices.
     (j) Intentionally Omitted.
     (k) Intentionally Omitted.
     (l) Intentionally Omitted.
     (m) Intentionally Omitted.
     (n) Intentionally Omitted.

     (o) Intentionally Omitted.
     (p) Intentionally Omitted.
     (q) Regulatory Approvals. Following the occurrence and during the continuation of an Event of Default, promptly, and at its expense, execute and deliver, or cause to be executed and delivered, all applications, certificates, instruments, registration statements, and all other documents and papers the Collateral Agent may reasonably request and as may be required by law to acquire any Governmental Approval or the consent, approval, registration, qualification or authorization of any other Person deemed necessary or appropriate for the effective exercise of any of the rights under this Security Agreement. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each Obligor shall take any action which the Collateral Agent may request in order to transfer and assign to the Collateral Agent, or to such one or more third parties as the Collateral Agent may designate, or to a combination of the foregoing, each Government Approval of such Obligor. To enforce the provisions of this subsection, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the Governmental Authority an involuntary transfer of control of each such Governmental Approval for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Obligor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed, and, if such Obligor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, such Obligor shall further use its best efforts to assist in obtaining Governmental Approvals, if required, for any action or transaction contemplated by this Security Agreement, including, without limitation, the preparation, execution and filing with the Governmental Authority of such Obligor’s portion of any necessary or appropriate application for the approval of the transfer or assignment of any portion of the assets (including any Governmental Approval) of such Obligor. Because each Obligor agrees that the Collateral Agent’s remedy at law for failure of such Obligor to comply with the provisions of this subsection would be inadequate and that such failure would not be adequately compensable in damages, such Obligor agrees that the covenants contained in this subsection may be specifically enforced, and such Obligor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
     (r) Intentionally Omitted.
     (s) Intentionally Omitted.
     (t) Intentionally Omitted.
     (u) Joinder. The Initial Borrower shall cause each Subsidiary which, from time to time, after the date hereof, shall be required pursuant to the provisions of the Credit Agreement or the Indenture, or for which the Initial Borrower shall determine advisable on a voluntary basis, to grant a security interest in any of its assets to the Collateral Agent, by promptly executing a joinder to this Security Agreement substantially in the form attached hereto as Exhibit A and any additional documents, instruments or agreements consistent with the requirements hereof as the Collateral Agent shall reasonably request. Upon execution and delivery of such joinder, such Subsidiary shall constitute an “Obligor” for all purposes hereunder with the same force and effect as if originally named an Obligor herein. The execution and delivery of such joinder agreement shall not require the consent of any Obligor hereunder. The rights and obligations of each Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor as a party to this Security Agreement.

     7. Power of Attorney for Perfection of Liens. Each Obligor hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other person whom the Collateral Agent may designate, as such Obligor’s attorney-in-fact with full power and for the limited purpose to file any financing statements, or amendments and supplements to financing statements, continuation financing statements, notices or any similar documents which in the Collateral Agent’s discretion would be necessary, appropriate or convenient in order to perfect, maintain perfection of, preserve or protect the security interests granted hereunder in a manner consistent with the perfection actions required hereby, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations (other than unasserted contingent indemnity obligations that survive termination of the Secured Credit Documents pursuant to the stated terms thereof) or any Senior Secured Notes remain outstanding, any Secured Credit Document is in effect and until all Commitments under the Credit Agreement shall have been terminated. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Collateral Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove).
     8. License of Intellectual Property. The Obligors hereby grant, assign, transfer and convey to the Collateral Agent, exercisable upon the occurrence of any Event of Default, the nonexclusive right and license without liability for royalties or any other charges to use, sublicense, and otherwise exploit all Intellectual Property owned or used by any Obligor that relate to the Collateral and any other collateral granted by the Obligors as security for the Secured Obligations, together with any goodwill associated therewith, for such term or terms, on such conditions and in such manner as the Collateral Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Collateral Agent shall be exercised, at the option of the Collateral Agent, and only upon the occurrence and during the continuation of an Event of Default; provided, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each applicable Obligor notwithstanding any subsequent cure of an Event of Default. This right and license shall inure to the benefit of all successors, assigns and transferees of the Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to the Obligors.
     9. Performance of Obligations; Advances by Collateral Agent. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Collateral Agent may deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the ABR Default Rate under the Credit Agreement. No such performance of any covenant or agreement by the Collateral Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement or any other Secured Credit Documents. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
     10. Events of Default. The occurrence of an event which under the Credit Agreement, the Indenture or the Senior Secured Notes would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).
     11. Remedies.
     (a) General Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent may, without notice to or demand upon any Obligor, declare this Security Agreement to be in default, and the Collateral Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or the Uniform Commercial Code of any other jurisdiction in which Collateral of any Obligor is located, including, without limitation, the right to take possession of the Collateral of any Obligor, and for that purpose the Collateral Agent may, so far as the relevant Obligor can give authority therefor, enter upon any premises on which the Collateral of such Obligor may be situated and remove the same therefrom. If an Event of Default shall have occurred and be continuing, the Collateral Agent may in its discretion require such Obligor to assemble all or any part of the Collateral of such Obligor at such location or locations within the jurisdiction(s) of such Obligor’s principal office(s) or at such other locations as the Collateral Agent may designate. Unless the Collateral of such Obligor is perishable or threatens to decline speedily in value, the Collateral Agent shall give to such Obligor at least 10 days’ prior notice of the time and place of any public sale of such Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Obligor hereby acknowledges that 10 days’ prior notice of such sale or sales shall be reasonable notice. In addition, each Obligor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral of such Obligor and to exercise its rights with respect thereto.
     (b) Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, the Collateral Agent shall have the right to enforce any Obligor’s rights against any account debtors and obligors on such Obligor’s Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions of this Section shall be solely for the Collateral Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. To the extent required by the Collateral Agent, each Obligor agrees to execute any document or instrument, and to take any action, necessary under applicable law in order for the Collateral Agent to exercise its rights and remedies (or be able to exercise its rights and remedies at some future date) with respect to any Accounts of such Obligor where the account debtor is a Governmental Authority; provided, however, unless an Event of Default has occurred and is continuing, the Collateral Agent shall hold in escrow all documents and instruments executed by the Obligors to comply with applicable state law and shall not file such documents and instruments with any Governmental Authority. The Collateral Agent and the Secured Parties shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor (other than the SN Note Obligors with respect to the Note Obligations, but without limiting the obligation of any SN Note Obligor to provide the indemnity required hereby with respect to the SN Intercompany Notes Obligations) hereby agrees to indemnify the Collateral Agent, the Secured Parties (other than the Initial Borrower) and their affiliates and their respective officers, directors, employees and agents from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Collateral Agent or such Secured Parties (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents, as finally determined by a court of competent jurisdiction. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.
     (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent shall, so far as the relevant Obligor can give authority therefor, have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Collateral Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Collateral Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Collateral Agent, appointing overseers for the Collateral and maintaining inventory records.
     (d) Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the Secured Parties to exercise any right, remedy or option under this Security Agreement, any other Secured Credit Document, or as provided by law, or any delay by the Collateral Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by law, neither the Collateral Agent, the Secured Parties (other than the Initial Borrower), nor any party acting as attorney for the Collateral Agent or such Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder, as finally determined by a court of competent jurisdiction. The rights and remedies of the Collateral Agent and the Secured Parties under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the Secured Parties may have.
     (e) Actions With Respect to Collateral. Subject to Section 30, the Secured Parties agree that this Security Agreement may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Required Creditors, and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby. Notwithstanding any provision of this Security Agreement to the contrary, to the extent any provision in this Security Agreement conflicts or is inconsistent with the Intercreditor Agreement, then the Intercreditor Agreement shall prevail.

     (f) Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.
     (g) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Secured Parties are legally entitled, the Obligors (other than the SN Note Obligors with respect to the Note Obligations) shall be jointly and severally liable for the deficiency, together with interest thereon at the ABR Default Rate under the Credit Agreement, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
     (h) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Collateral Agent’s rights or the Secured Obligations under this Security Agreement, or under any other of the Secured Credit Documents.
     12. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Obligor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (a) to fail to complete raw material or work in process into finished goods or other finished products for disposition or to postpone any such disposition pending any such preparation or processing; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove any Lien on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to contact other persons, whether or not in the same business as an Obligor, for expressions of interest in acquiring all or any portion of the Collateral of such Obligor; (f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (g) to disclaim disposition warranties; (h) to dispose of assets in wholesale rather than retail markets; (i) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral; or (j) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral; except in any instance where the Collateral Agent has acted negligently or failed to act as result of its negligence or willful misconduct, as finally determined by a court of competent jurisdiction. Each Obligor acknowledges that the purpose of this Section 12 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not be commercially unreasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 12. Without limiting the foregoing, nothing contained in this Section 12 shall be construed to grant any rights to any Obligor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 12.
     13. Rights of the Collateral Agent.
     (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Collateral Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:
     (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral of such Obligor, all as the Collateral Agent may reasonably determine in respect of such Collateral;
     (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;
     (iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;
     (iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such Collateral, on behalf of and in the name of such Obligor;
     (v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;
     (vi) to adjust and settle claims under any insurance policy relating to the Collateral;
     (vii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;
     (viii) to institute any foreclosure proceedings that the Collateral Agent may deem appropriate;
     (ix) to execute any document or instrument, and to take any action, necessary under applicable law in order for the Collateral Agent to exercise its rights and remedies (or to be able to exercise its rights and remedies at some future date) with respect to any Account of an Obligor where the account debtor is a Governmental Authority; and
     (x) to do and perform all such other acts and things as the Collateral Agent may deem to be necessary, proper or convenient in connection with the Collateral.
This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than unasserted contingent indemnity obligations that survive termination of the Secured Credit Documents pursuant to the stated terms thereof) or any Senior Secured Notes remain outstanding or any Secured Credit Document is in effect and until all Commitments under the Credit Agreement shall have been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.
     (b) The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 11 hereof, the Collateral Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale. The powers conferred on the Collateral Agent, its directors, officers and agents pursuant to this Section 13 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Collateral Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of its powers under this Section, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Obligor for any act or failure to act, except for the Collateral Agent’s or such person’s own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.
     (c) THE COLLATERAL AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY SECURED CREDIT DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.
     (d) Resignation and Other Matters. Notwithstanding anything to the contrary in this Agreement, the Collateral Agent may resign at any time as Collateral Agent under this Security Agreement (and shall be discharged from its duties and obligations hereunder) as provided in Section 4.06 of the Intercreditor Agreement. Sections 4.03, 4.04 and 4.05 of the Intercreditor Agreement shall be applicable to this Security Agreement as set forth herein mutatis mutandis.

     14. Marshalling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to this Security Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Obligor hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Security Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Obligor hereby irrevocably waives the benefits of all such laws.
     15. Application of Proceeds.
     (a) All moneys or other proceeds collected by the Collateral Agent upon any sale by it or other disposition of or realization upon the Collateral after an Event of Default pursuant to the terms of this Security Agreement, together with all other moneys or other proceeds received by the Collateral Agent hereunder, shall be applied to the payment of the Secured Obligations secured by such Collateral, moneys or proceeds as follows:
     (i) first, to the payment of all Secured Obligations owing to the Collateral Agent of the type described in clauses (e), (f) and (g) of Section 2 of this Security Agreement;
     (ii) second, to the extent moneys remain after the application pursuant to the preceding clause (i), in accordance with Section 2.01 of the Intercreditor Agreement; and
     (iii) third, to the extent moneys remain after the application pursuant to the preceding clauses (i) and (ii), and following termination of this Security Agreement pursuant to Section 17(a) hereof, to the relevant Obligor or to whomever may be lawfully entitled to receive such surplus.
     (b) All payments required to be made hereunder shall be made (x) if to the Credit Agreement Secured Parties, to the Administrative Agent for the account of the Credit Agreement Secured Parties and (y) if to the Notes Secured Parties (including as a result of any payments made in respect of the SN Intercompany Notes Obligations), to the Note Trustee for the account of the Notes Secured Parties.
     (c) For purposes of applying payments received in accordance with this Section 15, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent, as Authorized Representative under the Credit Agreement, and (ii) the Note Trustee, as Authorized Representative under the Indenture, for a determination (which the Administrative Agent, the Note Trustee and the Secured Parties agree to provide upon request of the Collateral Agent), of the outstanding Secured Obligations owed to the respective Secured Parties.
     (d) Each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.
     16. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Collateral Agent (i) employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral then the Obligors agree to promptly pay upon demand any and all reasonable out-of-pocket costs and expenses of the Collateral Agent or (ii) employs counsel or any other Person to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors (other than the SN Note Obligors with respect to the Note Obligations, but without limiting the obligation of any SN Note Obligor to pay any amounts, costs and expenses required hereby with respect to the SN Intercompany Notes Obligations) agree to promptly pay upon demand any and all such costs and expenses of the Collateral Agent, all of which such costs and expenses set forth in clauses (i) and (ii) shall constitute Secured Obligations hereunder.
     17. Continuing Agreement.
     (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than unasserted contingent indemnity obligations that survive termination of the Secured Credit Documents pursuant to the stated terms thereof) or any Senior Secured Notes remain outstanding, any Secured Credit Document is in effect and until all Commitments under the Credit Agreement shall have been terminated. Subject to Section 10.10 of the Indenture, upon such payment and termination, this Security Agreement shall be automatically terminated and the Collateral Agent and the Secured Parties shall, upon the request and at the expense of the Obligors, forthwith release all of the Liens and security interests granted hereunder and shall execute and/or deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Furthermore, all Collateral shall be released from the Lien of this Security Agreement in accordance with Section 8.11 of the Credit Agreement and Sections 10.03 and 10.10 of the Indenture or as otherwise permitted under the Indenture. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.
     (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.
     18. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated unless in writing duly signed by each of the Obligors directly affected thereby and the Collateral Agent (acting at the direction of the Authorized Representative for the Required Creditors (as defined in the Intercreditor Agreement but without the proviso in clause (i) of definition thereof)); provided that any amendment, waiver, modification, change, discharge or termination (i) affecting the rights or benefits of the Secured Parties of a single Series of Secured Obligations (and not all Secured Parties in a like or similar manner) shall require the written consent of the Requisite Holders or the Authorized Representative (acting at the direction of the applicable Requisite Holder or otherwise pursuant to its authority under the Credit Agreement or the Indenture) of such affected Series of Secured Obligations, (ii) adversely affecting the rights or benefits of a single Secured Party (and not all Secured Parties of the same Series in a like or similar manner) shall require the written consent of the Secured Party so affected, (iii) that is material and adverse to the interests of any Series of Secured Obligations shall require the written consent of the Requisite Holders or an Authorized Representative (acting at the direction of the applicable Requisite

Holder or otherwise pursuant to its authority under the Credit Agreement or the Indenture) of such affected Series of Secured Obligations and (iv) releasing all or substantially all, or any substantial portion of, the Collateral shall require the prior written consent of all of the Lenders and all of the Holders (except as expressly permitted under the Credit Agreement or the Indenture).
     19. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the Secured Parties hereunder, to the benefit of the Collateral Agent and the Secured Parties and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of the Collateral Agent and the Requisite Holders or an Authorized Representative (acting at the direction of the applicable Requisite Holder or otherwise pursuant to its authority under the Credit Agreement or the Indenture). Without limitation of the foregoing, the Initial Borrower’s rights under the SN Intercompany Notes arising under this Security Agreement shall be collaterally assigned to the Note Trustee for the benefit of the Holders pursuant to the Pledge and Assignment. To the fullest extent permitted by law, each Obligor hereby releases the Collateral Agent and each Secured Party (other than the Initial Borrower), each of their respective officers, employees and agents and each of their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent or such Secured Party or their respective officers, employees and agents, in each case as finally determined by a court of competent jurisdiction.
     20. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 5.01 of the Intercreditor Agreement and with respect to notices to be given to the Obligors, Section 9.2 of the Credit Agreement.
     21. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.
     22. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.
     23. Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     24. Waiver of Jury Trial. THE OBLIGORS AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. The Obligors and the Collateral Agent agree not to assert any claim against any other party to this Security Agreement or any of their respective directors, officers, employees, attorneys, Affiliates or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.
     25. Consent to Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Security Agreement shall be brought in the courts of the State of New York in New York County or of the United States for the Southern District of New York, and, by execution and delivery of this Security Agreement, each Obligor and the Collateral Agent accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Security Agreement from which no appeal has been taken or is available. Each Obligor and the Collateral Agent irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, to it at its address set forth in Section 5.01 of the Intercreditor Agreement, and with respect to notices to any Obligor, at its address set forth in Section 9.2 of the Credit Agreement or at such other address of which the Collateral Agent shall have been notified pursuant thereto, such service being hereby acknowledged by such Obligor to be effective and binding service in every respect. Each Obligor and the Collateral Agent irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Secured Party to bring proceedings against any Obligor in the court of any other jurisdiction.
     26. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
     27. Entirety. This Security Agreement and the other Secured Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements (including the Original Security Agreement) and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Security Agreement, the other Secured Credit Documents, or the transactions contemplated herein and therein.
     28. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement and the other Secured Credit Documents and the issuance of the Senior Secured Notes.
     29. Joint and Several Obligations of Obligors.
     (a) Each of the Obligors (other than the SN Note Obligors with respect to the Note Obligations) is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Secured Parties under the Credit Agreement and the Senior Secured Notes, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors (other than the SN Note Obligors with respect to the Note Obligations) to accept joint and several liability for the obligations of each of them.
     (b) Each of the Obligors (other than the SN Note Obligors with respect to the Note Obligations) jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors (other than the SN Note Obligors with respect to the Note Obligations) with respect to the payment and performance of all of the Secured Obligations (other than the SN Note Obligors with respect to the Note Obligations) arising under this Security Agreement and the other Secured Credit Documents, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors (other than the SN Note Obligors with respect to the Note Obligations) without preferences or distinction among them.

     (c) Notwithstanding any provision to the contrary contained herein or in any other of the Secured Credit Documents, to the extent the obligations of an Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Obligor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).
     30. Rights of Required Creditors. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Creditors.
     31. Refinancings. Notwithstanding anything in this Security Agreement to the contrary, the Secured Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent of any Obligor, all without affecting the Liens provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed (1) a Joinder Agreement to the Intercreditor Agreement on behalf of the holders of such Refinancing indebtedness and a joinder to this Security Agreement (to the extent such indebtedness is intended to be secured hereunder), and (2) in the case of a successor Collateral Agent appointed in accordance with Section 4.06 of the Intercreditor Agreement, a supplement to this Security Agreement agreeing to and acknowledging the terms set forth herein. Following any such Refinancing and execution of such joinder agreements or supplements, each lender, note holder, administrative agent, collateral agent, trustee, custodian, issuing bank or other similar creditor or agent party to the Series (or portion thereof) Refinanced shall be automatically deemed to be a Secured Party for all purposes hereof.
     32. Indemnification and Expenses.
     (a) The Collateral Agent shall not in any way be responsible for the performance or discharge of, and the Collateral Agent does not hereby undertake to perform or discharge, any obligation, duty, responsibility, or liability of any Obligor in connection with the Collateral or otherwise. The Obligors (other than the SN Note Obligors with respect to the Note Obligations, but without limiting the obligation of any SN Note Obligor to provide the indemnity, pay and reimburse costs and expenses and hold harmless as required hereby with respect to the SN Intercompany Notes Obligations), jointly and severally, agree (i) to indemnify the Collateral Agent and any Secured Party (other than the Initial Borrower) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent or such Secured Party in any way relating to or arising out of the Security Agreement, any other Secured Credit Document, the Intercreditor Agreement, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing, (ii) to pay or reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of, and any amendment, supplement or modification to, this Security Agreement, any other Secured Credit Documents, the Intercreditor Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Collateral Agent, (iii) to pay or reimburse the Collateral Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Security Agreement or any other Secured Credit Document or the Intercreditor Agreement, including, without limitation, the fees and disbursements of counsel to the Collateral Agent (including reasonable allocated costs of in-house legal counsel of Collateral Agent), (iv) on demand, to pay, indemnify, and hold the Collateral Agent harmless from, any and all recording and filing fees payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Security Agreement, any other Secured Credit Documents, the Intercreditor Agreement, or any document related thereto, and (v) to pay, indemnify, and hold the Collateral Agent and its affiliates, employees, officers and directors harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever to the extent arising from third party claims with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement, any other Secured Credit Document, the Intercreditor Agreement, or any other documents related thereto; provided, however, that no Obligor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent or such Secured Party, as determined by a court of competent jurisdiction pursuant to a final, non-appealable order. The agreements in this Section 32(a) shall survive the termination of this Security Agreement, the other Secured Credit Documents, the Intercreditor Agreement and payment in full of the Credit Agreement Obligations, the Note Obligations, the Senior Secured Notes, and all other amounts payable hereunder or under any of the other Secured Credit Documents and the Intercreditor Agreement.
     (b) Each Lender and each Directing Holder agrees to indemnify the Collateral Agent, in its capacity as such, and its Affiliates (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), ratably according to the outstanding amount of the Secured Obligations owing to the Lenders and the Directing Holders on the date on which indemnification is sought under this Section 32(b), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation following the Discharge of the Secured Obligations or the termination of this Security Agreement) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Security Agreement, any other First Lien Security Documents or the Pledge and Assignment or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Lender or Directing Holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent, as determined by a court of competent jurisdiction in a final, non-appealable order. The agreements in this Section 32(b) shall survive the termination of this Security Agreement and the repayment of the Secured Obligations.
     (c) A Holder may constitute a portion of the Required Creditors for purposes of pursuing a remedy (or directing the Collateral Agent) with respect to this Security Agreement or any other First Lien Security Document (whether such Holder pursues such remedy (or gives such direction) directly, to the extent permitted, or indirectly by instructing the Trustee) only if such Holder first offers to the Collateral Agent and, if requested by the Collateral Agent, agrees to be a “Directing Holder” for the purposes of Section 32(b) and the other provisions of this Security Agreement. A Holder so agreeing shall be a “Directing Holder” for purposes of Section 32(b).
     (d) The Collateral Agent may refuse to follow any direction that conflicts with law or this Security Agreement that the Collateral Agent determines may be prejudicial to the rights of other Secured Parties or that may involve the Collateral Agent in personal liability.
     33. Appointment and Authority. The Initial Borrower hereby irrevocably appoints Wachovia Bank, National Association, to act on its behalf as the Collateral Agent hereunder and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof, including for purposes of acquiring, holding and enforcing any and all Liens on the Specified Collateral granted by any SN Note Obligor to secure any of the SN

Intercompany Notes Obligations, together with such powers and discretion as are reasonably incidental thereto, provided, however, that in no event shall the Collateral Agent be required to take any such action (except to the extent set forth in the Intercreditor Agreement or for purposes of acquiring and holding any and all Liens on the Specified Collateral granted by any SN Note Obligor to secure any of the SN Intercompany Notes Obligations), and any such action taken by the Collateral Agent shall be subject to the Intercreditor Agreement (including, without limitation, Sections 5.12 and 5.13 thereof).
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS	CAPITALSOURCE INC., a Delaware corporation
	By:	/S/ JEFFREY A. LIPSON
		Name:	Jeffrey A. Lipson
		Title:	Senior Vice President & Treasurer

CAPITALSOURCE FINANCE LLC, a Delaware limited liability company
	By:	/S/ JEFFREY A. LIPSON
		Name:	Jeffrey A. Lipson
		Title:	Senior Vice President & Treasurer

CAPITALSOURCE TRS LLC, a Delaware limited liability company
	By:	/S/ JEFFREY A. LIPSON
		Name:	Jeffrey A. Lipson
		Title:	Senior Vice President & Treasurer

CSE MORTGAGE LLC, a Delaware limited liability company
	By:	/S/ JEFFREY A. LIPSON
		Name:	Jeffrey A. Lipson
		Title:	Senior Vice President & Treasurer

CAPITALSOURCE SF TRS LLC, a Delaware limited liability company
	By:	/S/ JEFFREY A. LIPSON
		Name:	Jeffrey A. Lipson
		Title:	Senior Vice President & Treasurer

CAPITALSOURCE CF LLC, a Delaware limited liability company
By:	/S/ JEFFREY A. LIPSON
	Name:	Jeffrey A. Lipson
	Title:	Senior Vice President & Treasurer

CAPITALSOURCE FINANCE II LLC, a Delaware limited liability company
By:	/S/ JEFFREY A. LIPSON
	Name:	Jeffrey A. Lipson
	Title:	Senior Vice President & Treasurer

CAPITALSOURCE INTERNATIONAL INC., a Delaware corporation
By:	/S/ JEFFREY A. LIPSON
	Name:	Jeffrey A. Lipson
	Title:	Senior Vice President & Treasurer

CSE CHR HOLDINGS LLC a Delaware limited liability company
By:	/S/ JEFFREY A. LIPSON
	Name:	Jeffrey A. Lipson
	Title:	Senior Vice President & Treasurer

CSE CHR HOLDCO LLC a Delaware limited liability company
By:	/S/ JEFFREY A. LIPSON
	Name:	Jeffrey A. Lipson
	Title:	Senior Vice President & Treasurer

CS FUNDING IX DEPOSITOR LLC a Delaware limited liability company
By:	/S/ JEFFREY A. LIPSON
	Name:	Jeffrey A. Lipson
	Title:	Senior Vice President & Treasurer

Accepted and agreed to as of the date first above written. WACHOVIA BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	/S/ RAJ SHAH
	Name:	Raj Shah
	Title:	Managing Director